Exhibit 99.1

DecisionLink and ORBCOMM Launch Vendor Managed Inventory Solution for Major Chemical Company

LAS VEGAS, May 7, 2001 (BUSINESS WIRE) — DecisionLink Inc. (OTCBB:DLNK), through its wholly owned subsidiary Intrex Data Communications Corp., today announced that it has signed an agreement with a major chemical company to provide satellite communications services and hardware that will allow this company to offer a Vendor Managed Inventory (VMI) solution to its key customers using the ORBCOMM satellite network for data transmission.

VMI allows vendors to provide a higher level of customer service by enabling them to gain a better understanding of their customers' usage patterns, thereby improving the precision of shipment scheduling and optimizing forecasting for production and purchasing. Inventory at the customer site is remotely monitored on a regular basis, and shipments are scheduled based on actual rather than historical usage.

The data is presented to the customer on a private Web site and offers a number of benefits to both the vendor and customer, such as making bill reconciliation a more efficient process, lowering administrative and labor costs, eliminating emergency shipments and reducing the amount of inventory in the supply chain.

Gary Deger, VP Sales and Marketing for DecisionLink, said, "This contract should bring a revenue stream in the next several months that will grow as more customers and tanks are added to the system. The agreement covers customer sites in about 40 countries around the world. DecisionLink's wireless VMI solution, working in conjunction with our customers' data base, will deliver vital inventory data to end users worldwide through ORBCOMM's proven network. DecisionLink's solution will enable suppliers to simultaneously lower costs and increase customer service."

"We are pleased to be working with DecisionLink to provide vendors in the chemical service industry with an effective monitoring solution to economically manage their customers' tank inventories even in the most remote locations," said Don Franco, director of ORBCOMM.

"Using the ORBCOMM network, vendors can automate the supply chain with timely, accurate inventory data shared with their customers, eliminating guesswork and facilitating accurate production forecasts, as well as reducing costs throughout the supply chain."

DecisionLink's communications group has developed a wide range of products for monitoring of propane and fuel oil tank levels, pipeline compressors, and many other multi-user remote asset monitoring applications for low-cost volume use of satellite communication pathways and the Internet. DecisionLink's environmental group has introduced small, low-cost sensor and communication products that use satellite communications and the Internet as the backbone for data transfer and control in the pipeline leak detection, aboveground storage tank monitoring, oil production, water quality monitoring and industrial wastewater compliance monitoring and control markets. For more on DecisionLink, visit www.decisionlinkinc.com.

ORBCOMM provides two-way monitoring, tracking and messaging services through the world's first commercial low-earth orbit (LEO) satellite-based data communication system. ORBCOMM applications include tracking mobile assets such as trailers, containers, locomotives, rail cars, heavy equipment, fishing vessels, barges and government assets; monitoring fixed assets such as electric utility meters, oil and gas storage tanks, wells and pipelines and environmental projects; and messaging services for consumers and commercial and government entities.

This release includes forward-looking statements relating to DecisionLink's operations that are based on Management's and third parties' current expectations, estimates and projections. These statements include: benefits to suppliers and customers, the addition of DecisionLink's VMI solution to the major chemical company's system enabling suppliers to simultaneously lower costs and increase customer service, and the expected revenue stream to DecisionLink. These statements are not guarantees of future performance and actual results could differ materially. These statements involve risks and uncertainties including, but not limited to, the timely development and acceptance of new products and services, the ability to manufacture new products in commercial quantities at reasonable cost, the impact of competitive products and pricing, final promulgation and enforcement of regulations, the timely funding of customer's projects, the ability to generate sufficient working capital from operations and/or attract investment or place debt in sufficient amounts to fund the financial obligations of the company's business model and other risks detailed from time to time in the company's SEC reports. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.